UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2008

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)

(310) 252-2000

(Former name or former address, if changed since last report)
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Compensatory Arrangements of Certain Officers.

On November 20, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Mattel, Inc. (“Mattel”) approved an amendment and restatement of the Mattel, Inc. 2005 Supplemental Executive Retirement Plan (the “2005 SERP”) primarily to bring the 2005 SERP into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). With input from its compensation consultant, the Compensation Committee also approved the addition of a lump-sum payment option under the 2005 SERP. The Board approved the amended and restated 2005 SERP on November 21, 2008. The text of the existing 2005 SERP, as originally approved by the Compensation Committee on March 16, 2005, was filed as Exhibit 99.5 to Mattel’s Form 8-K filed on March 18, 2005.

Section 409A is the tax law enacted in 2004 governing “nonqualified deferred compensation” arrangements that imposes an additional tax and penalties on service providers if a covered arrangement does not comply with Section 409A. To comply with Section 409A, the Compensation Committee and the Board approved the following changes to the 2005 SERP:

•

Adjustment to the benefit formula to make the offset purely formulaic, including a specified benefit offset for Mr. Neil Friedman to reflect his frozen accrued benefits under the Fisher Price pension plan and excess benefit plan.

•	Inclusion of a minimum 13-month vesting schedule for purposes of eligibility for benefits under the plan.

•	Inclusion of limitations on a participant’s ability to specify the time and form of payment of benefits under the plan.

•	Inclusion of limitations on Mattel’s ability to terminate the plan and accelerate payouts of benefits.

The foregoing description of the 2005 SERP amendment is not a complete description of the changes made to the 2005 SERP and is qualified by reference to the full text of the amended and restated 2005 SERP, which Mattel will file as an exhibit to its Annual Report on Form 10-K for the calendar year ended December 31, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: November 25, 2008

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